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                                                                       EXHIBIT 5
                                  May 15, 1996



SouthTrust Corporation
420 North 20th Street
Birmingham, Alabama 35203

Ladies and Gentlemen:

                 In our capacity as counsel for SouthTrust Corporation, a Delaware corporation ("SouthTrust"), we have examined the Registration Statement on Form S-3 (the "Registration Statement"), in form as proposed to be filed by SouthTrust with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, relating to the merger (the "Merger") of Realty Rental Company, Inc., an Alabama corporation ("Realty Rental") with and into SouthTrust Corporation, a Delaware corporation, and the issuance of 227,046 shares of common stock, par value $2.50 per share, of SouthTrust (the "Shares") and 100,909 rights to purchase 1/100th of one share of Series A Junior Participating Preferred Stock (the "Rights") in connection with the Merger. Pursuant to the Merger, each holder of shares of common stock of Realty Rental received shares of SouthTrust common stock. In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

                 Upon the basis of the foregoing, we are of the opinion that:

                 (i) the Shares and Rights to be offered under the Registration Statement have been duly and validly authorized and issued and are fully paid and nonassessable; and

                 (ii) under the laws of the State of Delaware, no personal liability attaches to the ownership of the Shares and Rights.

                 We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to our firm under the caption Legal Matters in the Proxy Statement/Prospectus which is a part of the Registration Statement.

                                        Very truly yours,


                                        /s/ BRADLEY, ARANT, ROSE & WHITE